Exhibit 99.1

Independent Bank Corp. Reports Second Quarter Net Income of $8.0 Million

Solid Commercial Loan and Core Deposit Growth Drive Performance

Significant Reduction in Nonperforming Assets

ROCKLAND, Mass.--(BUSINESS WIRE)--July 22, 2010--Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced net income of $8.0 million for the second quarter of 2010 compared to $9.2 million recorded in the first quarter of 2010. On a diluted earnings per share basis, the Company reported earnings of $0.38 for the quarter as compared to $0.44 for the previous quarter.

Christopher Oddleifson, President and Chief Executive Officer, stated, “Our second quarter performance was solid, fueled in large part by growth in priority loan portfolios, including commercial and industrial and home equity, as well as very strong core deposit growth. These are major areas of focus for Rockland Trust as they help build long-term customer relationships. While the timing of charge-offs caused higher loss provisioning in the period, we significantly reduced our nonperforming assets this quarter. The Rockland Trust franchise is in excellent shape and we are well positioned for continued growth.”

BALANCE SHEET

Total assets increased by $193.8 million, or 4.3%, to $4.7 billion at June 30, 2010 as compared to March 31, 2010.

Total loans were $3.4 billion at June 30, 2010, an increase of $17.1 million, from the prior quarter. The Company continued to generate solid growth in the commercial and industrial portfolio which increased by 10.2% in the second quarter, mainly due to taking advantage of opportunities brought about by market disruption. The Company has a strong pipeline in the commercial real estate category but overall outstanding loans were flat due to loan payoffs and targeted exposure reduction. The home equity portfolio continued to grow, rising 3.0% in the second quarter. Residential real estate loans continued to decline modestly as individual loans refinance into longer term, fixed rate loans, which are not commonly held in portfolio by the Company.

Total deposits increased by $206.0 million, or 5.9%, during the quarter ending June 30, 2010, as a result of strong growth in commercial deposits and management’s strategy to grow the municipal banking business which is meeting with much success. Time deposits decreased by $38.8 million due to the Company’s strategy to focus on lower-cost core deposits, which grew by $244.8 million, or 9.4%, in the second quarter and have now risen to 77.6% of total deposits at June 30, 2010. Total cost of deposits declined to 0.62% for the current quarter, down 10 basis points from the prior quarter.

Securities are up $21.6 million to $593.6 from the prior quarter. The Company purchased $66.7 million of securities, primarily floating rate agency mortgage-backed securities, offset by the sale of $19.8 million in fixed rate securities during the quarter.

Stockholders’ equity at June 30, 2010 totaled $422.1 million as compared to $418.2 million at March 31, 2010. The Tier 1 leverage capital ratio at June 30, 2010 was 7.8%, maintaining the Company’s well-capitalized position.

NET INTEREST INCOME

The net interest margin in the second quarter of 2010 declined to 3.96%, compared to the linked quarter period of 4.08%. The lower margin was attributable to the reinvestment of excess cash into highly-liquid short term earning assets during the quarter. The Company’s cash position is a direct result of the sharp increase in deposits and provides added flexibility to fund future loan growth.

NON-INTEREST INCOME

The Company recorded non-interest income of $10.9 million during the second quarter of 2010 which represents a slight increase from the prior quarter. The change in non-interest income is composed of the following:

  Service charges on deposit accounts increased by $294,000, or 7.0%.
  Wealth management revenue increased by $461,000, mainly due to increases in seasonal revenue associated with tax preparation and estate fees. Assets under management in the wealth management division were $1.3 billion at June 30, 2010.
  Mortgage banking income decreased by $378,000, largely due to increased amortization of the mortgage servicing asset and changes in the fair value of rate locked pipeline loans and forward sales commitments. The balance of the mortgage servicing asset was $2.1 million and represented 67 basis points of the servicing portfolio.
  The Company recorded a gain on the sale of fixed rate securities of $481,000.
  Other non-interest income decreased by $74,000 or 4.8%.

NON-INTEREST EXPENSE

The Company recorded non-interest expense of $34.9 million in the second quarter of 2010, an increase of $1.3 million, or 4.0%, when compared to the quarter ended March 31, 2010. Significant changes of non-interest expense include the following:

  The change in fair value of an interest rate swap that was previously hedging borrowings decreased by $315,000, as compared to the prior quarter. The Company terminated the interest rate swap during the second quarter as a result of management’s decision to pay down the underlying borrowings.
  Other non-interest expense increased by $1.3 million, or 15.4%, which is primarily attributable to the timing of advertising expenses of $348,000, shareholder relations expense of $151,000, and exam and audit fees of $108,000, as well as increases in legal fees of $249,000 associated with loan work-outs, and consultant fees of $169,000.

The Company reported a return on average assets and a return on average common equity in the second quarter of 2010 of 0.70% and 7.60%, respectively, as compared to 0.84% and 8.95% for the quarter ended March 31, 2010.

ASSET QUALITY

The allowance for loan losses was maintained at $45.3 million at June 30, 2010 consistent with the prior quarter. Nonperforming loans decreased significantly to $23.7 million or 0.69% of total loans at June 30, 2010, from $41.8 million, or 1.23% of total loans at March 31, 2010. As a result, the allowance for loan losses as a percentage of nonperforming loans improved from 108.22% in the prior quarter to 191.28% in the second quarter. Delinquency levels have also shown significant improvement with delinquencies as a percent of loans at 1.32% at June 30, 2010 compared to 1.82% at March 31, 2010. The Company’s allowance for loan losses as a percentage of total loans remains consistent at 1.32%.

Net charge-offs increased to $6.9 million, or 0.81% on an annualized basis of average loans for the second quarter compared to $1.7 million or 0.21% for the quarter ending March 31, 2010. Second quarter net charge-offs included a write down taken on the sale of a nonperforming loan subsequent to the end of the quarter. The provision for loan losses was $6.9 million and $4.7 million for the quarters ended June 30, 2010 and March 31, 2010, respectively, an increase of $2.2 million.

Christopher Oddleifson and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss second quarter earnings at 10:00 a.m. Eastern Time on Friday, July 23, 2010. Internet access to the call is available on the Company’s website at www.RocklandTrust.com or by telephonic access by dial-in at 1-877-317-6789 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Pass code: 442401. The web cast replay will be available until August 9, 2010.

Independent Bank Corp., which has Rockland Trust Company as a wholly-owned bank subsidiary, has $4.7 billion in assets. Rockland Trust offers a wide range of commercial banking products and services, retail banking products and services, business and consumer loans, insurance products and services, and investment management services. To find out why Rockland Trust is the bank Where Each Relationship Matters®, visit www.RocklandTrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Operating earnings, which is a non-GAAP financial measure, excludes gain or loss due to items that management does not believe are related to its core banking business, such as gains or losses on the sales of securities, merger and acquisition expenses, and other items. The Company’s management uses operating earnings to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by gains or losses which management deems not to be core to the Company’s operations. The Company has included information on operating earnings because management believes that investors may find it useful to have access to the same analytical tool used by management and may also find that it facilitates the comparison of the Company to other companies in the financial services industry. Non-GAAP operating earnings should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands)

				% Change	% Change
CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	June 30,	June 2010 vs.	June 2010 vs.
	2010	2010	2009	Mar 2010	June 2009

Assets
Cash and Due From Banks	$69,246	$60,846	$74,767	13.81%	-7.38%
Interest Earning Deposits with Banks	268,162	158,209	1,138	69.50%	23464.32%
Fed Funds Sold and Short Term Investments	781	-	6,159	n/a	-87.32%
Securities
Trading Assets	7,163	7,399	22,926	-3.19%	-68.76%
Securities Available for Sale	482,989	473,515	581,241	2.00%	-16.90%
Securities Held to Maturity	103,463	91,059	70,241	13.62%	47.30%
Total Securities	593,615	571,973	674,408	3.78%	-11.98%

Loans Held for Sale	16,365	7,570	24,866	116.18%	-34.19%
Loans
Commercial and Industrial	427,398	387,785	364,570	10.22%	17.23%
Commercial Real Estate	1,646,204	1,645,251	1,482,321	0.06%	11.06%
Commercial Construction	158,036	167,161	206,569	-5.46%	-23.49%
Small Business	80,965	81,696	86,378	-0.89%	-6.27%
Total Commercial	2,312,603	2,281,893	2,139,838	1.35%	8.07%
Residential Real Estate	525,062	539,709	599,166	-2.71%	-12.37%
Residential Construction	4,594	7,732	15,323	-40.58%	-70.02%
Consumer - Home Equity	498,789	484,413	458,435	2.97%	8.80%
Total Consumer Real Estate	1,028,445	1,031,854	1,072,924	-0.33%	-4.15%
Consumer - Auto	58,294	67,807	105,064	-14.03%	-44.52%
Consumer - Other	29,570	30,238	35,314	-2.21%	-16.27%
Total Other Consumer	87,864	98,045	140,378	-10.38%	-37.41%
Total Loans	3,428,912	3,411,792	3,353,140	0.50%	2.26%
Less - Allowance for Loan Losses	(45,291)	(45,278)	(40,068)	0.03%	13.04%
Net Loans	3,383,621	3,366,514	3,313,072	0.51%	2.13%
Federal Home Loan Bank Stock	35,854	35,854	36,357	0.00%	-1.38%
Bank Premises and Equipment	45,089	44,850	42,145	0.53%	6.99%
Goodwill and Core Deposit Intangible	142,888	143,371	144,865	-0.34%	-1.36%
Other Assets	185,354	158,020	137,282	17.30%	35.02%
Total Assets	$4,740,975	$4,547,207	$4,455,059	4.26%	6.42%

Liabilities and Stockholders' Equity
Deposits
Demand Deposits	$789,019	$720,246	$699,173	9.55%	12.85%
Savings and Interest Checking Accounts	1,305,515	1,170,194	987,202	11.56%	32.24%
Money Market	760,471	719,761	667,665	5.66%	13.90%
Time Certificates of Deposit	824,868	863,652	970,903	-4.49%	-15.04%
Total Deposits	3,679,873	3,473,853	3,324,943	5.93%	10.67%
Borrowings
Federal Home Loan Bank Borrowings	302,677	327,807	392,968	-7.67%	-22.98%
Fed Funds Purchased and Assets Sold
Under Repurchase Agreements	178,476	184,436	179,317	-3.23%	-0.47%
Junior Subordinated Debentures	61,857	61,857	61,857	0.00%	0.00%
Subordinated Debentures	30,000	30,000	30,000	0.00%	0.00%
Other Borrowings	3,136	2,873	3,772	9.15%	-16.86%
Total Borrowings	576,146	606,973	667,914	-5.08%	-13.74%
Total Deposits and Borrowings	4,256,019	4,080,826	3,992,857	4.29%	6.59%
Other Liabilities	62,894	48,157	64,642	30.60%	-2.70%
Stockholders' Equity
Common Stock	210	209	209	0.48%	0.48%
Additional Paid in Capital	225,792	225,373	224,594	0.19%	0.53%
Retained Earnings	194,587	190,064	176,012	2.38%	10.55%
Accumulated Other Comprehensive Income/(Loss), Net of Tax	1,473	2,578	(3,255)	-42.86%	-145.25%
Total Stockholders' Equity	422,062	418,224	397,560	0.92%	6.16%
Total Liabilities and Stockholders' Equity	$4,740,975	$4,547,207	$4,455,059	4.26%	6.42%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands, Except Per Share Data)

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended
				% Change	% Change
	June 30,	March 31,	June 30,	June 2010 vs.	June 2010 vs.
	2010	2010	2009	Mar 2010	June 2009

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$108	$24	$70	350.00%	54.29%
Interest and Dividends on Securities	6,316	6,671	7,636	-5.32%	-17.29%
Interest on Loans	44,785	44,047	44,938	1.68%	-0.34%
Interest on Loans Held for Sale	110	106	162	3.77%	-32.10%
Total Interest Income	51,319	50,848	52,806	0.93%	-2.82%
INTEREST EXPENSE
Interest on Deposits	5,485	5,939	8,441	-7.64%	-35.02%
Interest on Borrowed Funds	4,667	4,699	5,265	-0.68%	-11.36%
Total Interest Expense	10,152	10,638	13,706	-4.57%	-25.93%
Net Interest Income	41,167	40,210	39,100	2.38%	5.29%
Less - Provision for Loan Losses	6,931	4,650	4,468	49.05%	55.13%
Net Interest Income after Provision for Loan Losses	34,236	35,560	34,632	-3.72%	-1.14%
NON-INTEREST INCOME
Service Charges on Deposit Accounts	4,515	4,221	4,258	6.97%	6.04%
Wealth Management	3,189	2,728	2,710	16.90%	17.68%
Mortgage Banking Income	622	1,000	1,996	-37.80%	-68.84%
BOLI Income	731	721	683	1.39%	7.03%
Net Gain/(Loss) on Sale of Securities	481	-	(25)	n/a	-2024.00%
Gain Resulting From Early Termination of Hedging Relationship	-	-	3,778		-100.00%
Gross Change on Write-Down of Certain Investments to Fair Value	(63)	180	(2,174)	-135.00%	n/a
Less: Non-Credit Related Other-Than-Temporary Impairment	(21)	(358)	521	-94.13%	n/a
Net Loss on Write-Down of Certain Investments to Fair Value	(84)	(178)	(1,653)	-52.81%	n/a
Other Non-Interest /Income	1,484	1,558	1,476	-4.75%	0.54%
Total Non-Interest Income	10,938	10,050	13,223	8.84%	-17.28%
NON-INTEREST EXPENSE
Salaries and Employee Benefits	18,406	18,464	17,134	-0.31%	7.42%
Occupancy and Equipment Expenses	4,094	4,135	4,136	-0.99%	-1.02%
Data Processing and Facilities Management	1,497	1,294	1,604	15.69%	-6.67%
Merger & Acquisition Expense	-	-	10,844	n/a	n/a
FDIC Assessment	1,271	1,321	3,852	-3.79%	-67.00%
Other Non-Interest Expense	9,661	8,374	8,986	15.37%	7.51%
Total Non-Interest Expense	34,929	33,588	46,556	3.99%	-24.97%
INCOME BEFORE INCOME TAXES	10,245	12,022	1,299	-14.78%	688.68%
PROVISION FOR INCOME TAXES	2,215	2,795	639	-20.75%	246.64%
NET INCOME	$8,030	$9,227	$660	-12.97%	1116.67%

PREFERRED STOCK DIVIDEND	$-	$-	$4,525

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$8,030	$9,227	$(3,865)	-12.97%	-307.76%

BASIC EARNINGS PER SHARE	$0.38	$0.44	$(0.19)	-13.64%	-300.00%
DILUTED EARNINGS PER SHARE	$0.38	$0.44	$(0.19)	-13.64%	-300.00%
BASIC AVERAGE SHARES	20,964,706	20,937,589	20,360,046
DILUTED AVERAGE SHARES	21,055,645	21,008,422	20,385,609

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.96%	4.08%	3.89%
Return on Average Assets	0.70%	0.84%	-0.35%
Return on Average Common Equity	7.60%	8.95%	-3.97%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS (GAAP)	$8,030	$9,227	$(3,865)	-12.97%	-307.76%
Non-Interest Income Components
(Less)/Add - Net (Gain)/Loss on Sale of Securities, net of tax	(285)	-	16
Less - Gain Resulting From early Termination of Hedging Relationship	-	-	(2,455)
Non-Interest Expense Components
Add - Merger and Acquisition Expenses, net of tax	-	-	8,676
Add - Fair Value Mark on a Terminated Hedging Relationship	328	-	-
Deemed Preferred Stock Dividend	-	-	4,384
NET OPERATING EARNINGS	$8,073	$9,227	$6,756	-12.50%	19.49%

Diluted Earnings Per Share, on an Operating Basis	$0.38	$0.44	$0.33	-13.64%	15.15%

CONSOLIDATED STATEMENTS OF INCOME
	Six Months		% Change
	June 30,	June 30,	June 2010 vs.
	2010	2009	June 2009

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$132	$268	-50.75%
Interest and Dividends on Securities	12,987	14,902	-12.85%
Interest on Loans	88,832	80,718	10.05%
Interest on Loans Held for Sale	216	328	-34.15%
Total Interest Income	102,167	96,216	6.19%
INTEREST EXPENSE
Interest on Deposits	11,424	16,848	-32.19%
Interest on Borrowed Funds	9,366	10,280	-8.89%
Total Interest Expense	20,790	27,128	-23.36%
Net Interest Income	81,377	69,088	17.79%
Less - Provision for Loan Losses	11,580	8,468	36.75%
Net Interest Income after Provision for Loan Losses	69,797	60,620	15.14%
NON-INTEREST INCOME
Service Charges on Deposit Accounts	8,736	7,905	10.51%
Wealth Management	5,918	5,040	17.42%
Mortgage Banking Income	1,622	3,153	-48.56%
BOLI Income	1,452	1,413	2.76%
Net Gain on Sale of Securities	481	1,354	-64.48%
Gain Resulting From early Termination of Hedging Relationship	-	3,778	-100.00%
Gross Change on Write-Down of Certain Investments to Fair Value	118	(2,276)	-105.18%
Less: Non-Credit Related Other-Than-Temporary Impairment	(380)	623	-161.00%
Net Loss on Write-Down of Certain Investments to Fair Value	(262)	(1,653)	-84.15%
Other Non-Interest Income	3,041	2,707	12.34%
Total Non-Interest Income	20,988	23,697	-11.43%
NON-INTEREST EXPENSE
Salaries and Employee Benefits	36,869	31,993	15.24%
Occupancy and Equipment Expenses	8,229	7,841	4.95%
Data Processing and Facilities Management	2,791	3,020	-7.58%
Merger & Acquisition Expense	-	12,382	-100.00%
FDIC assessment	2,592	4,388	-40.93%
Other Non-Interest Expense	18,037	15,240	18.35%
Total Non-Interest Expense	68,518	74,864	-8.48%
INCOME BEFORE INCOME TAXES	22,267	9,453	135.55%
PROVISION FOR INCOME TAXES	5,010	2,406	108.23%
NET INCOME	$17,257	$7,047	144.88%

PREFERRED STOCK DIVIDEND	$-	$5,698	-

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$17,257	$1,349	1179.24%

BASIC EARNINGS PER SHARE	$0.82	$0.07	1071.43%
DILUTED EARNINGS PER SHARE	$0.82	$0.07	1071.43%
BASIC AVERAGE SHARES	20,951,264	18,345,457
DILUTED AVERAGE SHARES	21,034,553	18,366,798

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	4.02%	3.77%
Return on Average Assets	0.77%	0.07%
Return on Average Common Equity	8.26%	0.69%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS (GAAP)	$17,257	$1,349	1179.24%
Non-Interest Income Components
Less - Net Gain on Sale of Securities, net of tax	(285)	(880)
Less - Gain Resulting From early Termination of Hedging Relationship	-	(2,455)
Non-Interest Expense Components
Add - Merger and Acquisition Expenses, net of tax	-	9,675
Add - Fair Value Mark on a Terminated Hedging Relationship	328	-
Deemed Preferred Stock Dividend	-	4,384
NET OPERATING EARNINGS	$17,300	$12,073	43.30%

Diluted Earnings Per Share, on an Operating Basis	$0.82	$0.66	24.24%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands, Except Per Share Data)

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
	Three Months Ended					Six Months Ended
				% Change	% Change			% Change
	June 30,	March 31,	June 30,	June 2010 vs.	June 2010 vs.	June 30,	June 30,	June 2010 vs.
	2010	2010	2009	Mar 2010	June 2009	2010	2009	June 2009

Non-Interest Income GAAP	$10,938	$10,050	$13,223	8.84%	-17.28%	$20,988	$23,697	-11.43%
Add/(less) - Net Loss/(Gain) on Sale of Securities	(481)	-	25	n/a	n/a	(481)	(1,354)	-64.48%
Less - Gain Resulting From Early Termination of Hedging Relationship	-	-	(3,778)	n/a	-100.00%	-	(3,778)	-100.00%
Add - Other-Than-Temporary-Impairment on Securities	84	178	1,653	-52.81%	n/a	262	1,653	-84.15%
Non-Interest Income as Adjusted	$10,541	$10,228	$11,123	3.06%	-5.23%	$20,769	$20,218	2.73%

Non-Interest Expense GAAP	$34,929	$33,588	$46,556	3.99%	-24.97%	$68,518	$74,864	-8.48%
Less - Merger & Acquisition Expenses	-	-	(10,844)	n/a	-100.00%	-	(12,382)	-100.00%
Less - Fair Value Mark on a Terminated Hedging Relationship	(554)	-	-	100.00%	n/a	(554)	-	100.00%
Non-Interest Expense as Adjusted	$34,375	$33,588	$35,712	2.34%	-3.74%	$67,964	$62,482	8.77%

Certain non-core items are included in the computation of earnings in accordance with United States of America generally accepted accounting principles (“GAAP”) in both 2010 and 2009 as indicated by the table below. In an effort to provide investors with information regarding the Company's results, the Company has disclosed the following non-GAAP information, which management believes provides useful information to the investor. This information should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP information which may be presented by other companies.

ASSET QUALITY	Nonperforming Assets			Net Charge-Offs			Net Charge-Offs
	For the Period Ending			For the Three Months Ending			For the Six Months Ending
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2010	2009	2010	2010	2009	2010	2009

	(Dollars in Thousands, Except Per Share Data)			(Dollars in Thousands, Except Per Share Data)			(Dollars in Thousands, Except Per Share Data)
Nonperforming Loans
Commercial & Industrial Loans	$5,083	$7,252	$4,808	$1,816	$527	$26	$2,343	$43
Small Business Loans	728	1,294	1,743	801	251	475	1,052	755
Commercial Real Estate Loans	8,007	23,645	12,505	3,520	198	71	3,718	2,130
Residential Real Estate Loans	8,012	8,092	9,865	293	135	206	428	196
Installment Loans - Home Equity	1,218	948	1,695	234	234	609	468	860
Installment Loans - Auto	438	438	718	-	-	-	-	-
Installment Loans - Other	192	171	157	254	388	501	642	1,465
Total Nonperforming Loans / Total Net Charge-offs	$23,678	$41,840	$31,491	$6,918	$1,733	$1,888	$8,651	$5,449
Non-Accrual Securities	969	899	3,120
Other Assets in Possession	79	98	270
Other Real Estate Owned	7,357	5,990	6,102
Nonperforming Assets	$32,083	$48,827	$40,983

Nonperforming Loans/Gross Loans	0.69%	1.23%	0.94%
Allowance for Loan Losses/Nonperforming Loans	191.28%	108.22%	127.24%
Gross Loans/Total Deposits	93.18%	98.21%	100.85%
Allowance for Loan Losses/Total Loans	1.32%	1.33%	1.19%

Net charge-offs to average loans (quarter annualized)				0.81%	0.21%	0.23%
Net charge-offs to average loans (year-to-date annualized)							0.51%	0.37%

	QTD	YTD
	June 30,	June 30,
Nonperforming Loans Reconciliation	2010	2010
Nonperforming Loans Beginning Balance	$41,840	$36,183
New to Nonperforming	6,810	23,416
Loans Charged-Off	(6,950)	(8,847)
Loans Paid-Off	(11,109)	(13,946)
Loans Transferred to Other Real Estate Owned/Other Assets	(4,849)	(7,465)
Loans Restored to Accrual Status	(2,064)	(5,507)
Other	-	(156)
Nonperforming Loans Ending Balance	$23,678	$23,678

	June 30,	March 31,	June 30,
Financial Ratios	2010	2010	2009
Book Value per Common Share	$19.91	$19.76	$19.01
Tangible Common Book Value per Share (proforma to include the tax deductibility of goodwill and exclude impact of CPP) - Non-GAAP	$14.14	$13.97	$13.11
Tangible Common Capital/Tangible Assets	6.07%	6.24%	5.86%
Tangible Common Capital/Tangible Asset (proforma to include
the tax deductibility of goodwill and exclude impact of CPP) - Non-GAAP	6.49%	6.68%	6.33%

Capital Adequacy
Tier one leverage capital ratio (1)	7.84%	8.06%	7.60%

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA	Three Months Ended
(Unaudited - Dollars in Thousands)	June 30, 2010			March 31, 2010			June 30, 2009
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:
Interest Earning Deposits with Banks, Federal Funds Sold, and Short Term Investments	$188,976	$108	0.23%	$23,125	$24	0.42%	$86,883	$70	0.32%
Securities:
Trading Assets	7,367	62	3.38%	6,800	60	3.58%	13,965	44	1.26%
Taxable Investment Securities	557,554	6,067	4.36%	568,550	6,409	4.57%	632,587	7,370	4.67%
Non-taxable Investment Securities (1)	17,718	316	7.15%	19,111	342	7.26%	20,950	342	6.55%
Total Securities:	582,639	6,445	4.44%	594,461	6,811	4.65%	667,502	7,756	4.66%
Loans Held for Sale	7,656	110	5.76%	7,125	106	6.03%	15,406	162	4.22%
Loans
Commercial and Industrial	401,430	4,874	4.87%	377,855	4,417	4.74%	337,292	3,974	4.73%
Commercial Real Estate	1,645,452	23,691	5.77%	1,630,944	23,089	5.74%	1,444,091	22,079	6.13%
Commercial Construction	166,040	2,098	5.07%	171,535	2,076	4.91%	203,171	2,661	5.25%
Small Business	81,319	1,202	5.93%	82,476	1,217	5.98%	87,200	1,299	5.98%
Total Commercial	2,294,241	31,865	5.57%	2,262,810	30,799	5.52%	2,071,754	30,013	5.81%
Residential Real Estate	537,475	6,485	4.84%	548,533	6,765	5.00%	600,238	7,674	5.13%
Residential Construction	7,507	95	5.08%	9,102	118	5.26%	12,841	234	7.31%
Consumer - Home Equity	490,197	4,704	3.85%	478,324	4,522	3.83%	452,257	4,426	3.93%
Total Consumer Real Estate	1,035,179	11,284	4.37%	1,035,959	11,405	4.46%	1,065,336	12,334	4.64%
Consumer - Auto	62,932	1,112	7.09%	73,656	1,278	7.04%	111,108	1,922	6.94%
Consumer - Other	29,749	672	9.06%	31,484	734	9.45%	36,565	798	8.75%
Total Other Consumer	92,681	1,784	7.72%	105,140	2,012	7.76%	147,673	2,720	7.39%
Total Loans	3,422,101	44,933	5.27%	3,403,909	44,216	5.27%	3,284,763	45,067	5.50%
Total Interest-Earning Assets	$4,201,372	$51,596	4.93%	$4,028,620	$51,157	5.15%	$4,054,554	$53,055	5.25%
Cash and Due from Banks	71,322			66,424			77,263
Federal Home Loan Bank Stock	35,854			35,854			35,065
Other Assets	305,041			304,200			299,108
Total Assets	$4,613,589			$4,435,098			$4,465,990
Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$1,182,343	$1,297	0.44%	$1,056,156	$1,184	0.45%	$964,929	$1,326	0.55%
Money Market	760,240	1,320	0.70%	702,390	1,320	0.76%	666,232	1,713	1.03%
Time Deposits	842,539	2,868	1.37%	889,449	3,435	1.57%	974,449	5,402	2.22%
Total interest-bearing deposits:	$2,785,122	$5,485	0.79%	$2,647,995	$5,939	0.91%	$2,605,610	$8,441	1.30%
Borrowings:
Federal Home Loan Bank Borrowings	$324,168	$2,392	2.96%	$340,301	$2,432	2.90%	$449,311	$2,972	2.65%
Federal Funds Purchased and Assets Sold
Under Repurchase Agreement	182,810	821	1.80%	184,624	830	1.82%	173,992	812	1.87%
Junior Subordinated Debentures	61,857	913	5.92%	61,857	902	5.91%	61,857	940	6.10%
Subordinated Debentures	30,000	541	7.23%	30,000	535	7.23%	30,000	541	7.23%
Other Borrowings	3,148	-	0.00%	2,360	-	0.00%	2,105	-	0.00%
Total Borrowings:	601,983	4,667	3.11%	619,142	4,699	3.08%	717,265	5,265	2.94%
Total Interest-Bearing Liabilities	$3,387,105	$10,152	1.20%	$3,267,137	$10,638	1.32%	$3,322,875	$13,706	1.65%
Demand Deposits	752,622			702,833			673,448

Other Liabilities	49,870			47,020			61,582
Total Liabilities	$4,189,597			$4,016,990			$4,057,905
Stockholders' Equity	423,992			418,108			408,085
Total Liabilities and Stockholders' Equity	$4,613,589			$4,435,098			$4,465,990

Net Interest Income		$41,444			$40,519			$39,349

Interest Rate Spread (2)			3.72%			3.83%			3.59%

Net Interest Margin (3)			3.96%			4.08%			3.89%

Supplemental Information:
Total Deposits, including Demand Deposits	$3,537,744	$5,485		$3,350,828	$5,939		$3,279,058	$8,441
Cost of Total Deposits			0.62%			0.72%			1.03%
Total Funding Liabilities, including Demand Deposits	$4,139,727	$10,152		$3,969,970	$10,638		$3,996,323	$13,706
Cost of Total Funding Liabilities			0.98%			1.09%			1.38%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $277, $309, and $249 for the three months ended June 30, 2010, March 31, 2010, and June 30, 2009, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

(Unaudited - Dollars in Thousands)

	Six Months Ended
	June 30, 2010			June 30, 2009
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:
Interest Earning Deposits with Banks, Federal Funds Sold, and Short Term Investments	$106,509	$132	0.25%	$104,043	$268	0.52%
Securities:
Trading Assets	7,085	122	3.47%	8,367	69	1.66%
Taxable Investment Securities	563,021	12,476	4.47%	599,376	14,307	4.81%
Non-taxable Investment Securities (1)	18,411	658	7.21%	25,530	809	6.39%
Total Securities:	588,517	13,256	4.54%	633,273	15,185	4.84%
Loans Held for Sale	7,392	216	5.89%	15,260	328	4.33%
Loans
Commercial and Industrial	389,708	9,291	4.81%	306,060	7,276	4.79%
Commercial Real Estate	1,638,238	46,780	5.76%	1,287,427	39,147	6.13%
Commercial Construction	168,773	4,174	4.99%	188,918	4,577	4.89%
Small Business	81,894	2,419	5.96%	87,191	2,588	5.99%
Total Commercial	2,278,613	62,664	5.55%	1,869,596	53,588	5.78%
Residential Real Estate	542,974	13,250	4.92%	504,774	12,970	5.18%
Residential Construction	8,300	213	5.18%	11,888	406	6.89%
Consumer - Home Equity	484,293	9,226	3.84%	430,181	8,436	3.95%
Total Consumer Real Estate	1,035,567	22,689	4.42%	946,843	21,812	4.65%
Consumer - Auto	68,264	2,390	7.06%	116,647	3,966	6.86%
Consumer - Other	30,611	1,406	9.26%	37,024	1,600	8.71%
Total Other Consumer	98,875	3,796	7.74%	153,671	5,566	7.30%
Total Loans	3,413,055	89,149	5.27%	2,970,110	80,966	5.50%
Total Interest-Earning Assets	$4,115,473	$102,753	5.03%	$3,722,686	$96,747	5.24%
Cash and Due from Banks	68,887			68,718
Federal Home Loan Bank Stock	35,854			29,863
Other Assets	304,622			275,340
Total Assets	$4,524,836			$4,096,607
Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$1,119,598	$2,481	0.45%	$853,096	$2,322	0.55%
Money Market	731,475	2,641	0.73%	592,743	3,409	1.16%
Time Deposits	865,864	6,302	1.47%	903,218	11,117	2.48%
Total interest-bearing deposits:	$2,716,937	$11,424	0.85%	$2,349,057	$16,848	1.45%
Borrowings:
Federal Home Loan Bank Borrowings	$332,190	$4,823	2.93%	$429,827	$5,647	2.65%
Federal Funds Purchased and Assets Sold
Under Repurchase Agreement	183,712	1,651	1.81%	173,441	1,668	1.94%
Junior Subordinated Debentures	61,857	1,815	5.92%	61,857	1,887	6.15%
Subordinated Debentures	30,000	1,077	7.24%	30,000	1,078	7.25%
Other Borrowings	2,756	-	0.00%	1,939	-	0.00%
Total Borrowings:	610,515	9,366	3.09%	697,064	10,280	2.97%
Total Interest-Bearing Liabilities	$3,327,452	$20,790	1.26%	$3,046,121	$27,128	1.80%
Demand Deposits	727,865			602,331

Other Liabilities	48,453			52,048
Total Liabilities	$4,103,770			$3,700,500
Stockholders' Equity	421,066			396,107
Total Liabilities and Stockholders' Equity	$4,524,836			$4,096,607

Net Interest Income		$81,963			$69,619

Interest Rate Spread (2)			3.77%			3.44%

Net Interest Margin (3)			4.02%			3.77%

Supplemental Information:
Total Deposits, including Demand Deposits	$3,444,802	$11,424		$2,951,388	$16,848
Cost of Total Deposits			0.67%			1.15%
Total Funding Liabilities, including Demand Deposits	$4,055,317	$20,790		$3,648,452	$27,128
Cost of Total Funding Liabilities			1.03%			1.50%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $586 and $531 for the six months ended June 30, 2010, and June 30, 2009, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statement have been reclassified to conform to the current year's presentation.

CONTACT:
Independent Bank Corp.
Chris Oddleifson, 781-982-6660
President and
Chief Executive Officer
or
Denis K. Sheahan, 781-982-6341
Chief Financial Officer